SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2005

ANDEAN DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

          0-90696

65-0420146

(Commission File Number)

(IRS Employer Identification No.)

17870 E. Castleton Street, #335 City of Industry, CA

91748

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (239) 513-9265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) Effective on October 25, 2005, the Registrant dismissed Madsen & Associates CPA (“Madsen”) as its principal independent accountants engaged to audit the financial statements of the Registrant.  Management’s decision was based on the fact that its newly acquired subsidiary, Perfect Dream Limited, is audited by the qualified accounting firm described in paragraph (b) below.

Madsen performed the audit of the Registrant’s financial statements for year ending December 31, 2004. During this period and the subsequent interim period prior to the Registrant declining to renew their engagement, there were no disagreements with Madsen on any matter of accounting  principles or practices, financial   statement disclosure  or  auditing   scope  or  procedure, which disagreements if not resolved to Madsen’s satisfaction would have caused Madsen to make reference to this subject matter of the disagreements in connection with Madsen’s report, nor were there any "reportable  events" as such term is defined in  Item 304(a)(3) of Regulation  S-B,  promulgated  under  the  Securities Exchange Act of 1934, as amended.  The audit  report  of Madsen for the  Registrant's  year ending on December 31, 2004 did not contain an adverse opinion,  or a disclaimer of opinion, or qualification or modification as to uncertainty,  audit scope, or accounting principles, other than the uncertainty that the Registrant might not be able to operate as a going concern.

The decision to dismiss Madsen was approved by the Registrant’s Board of Directors.

The  Registrant  has  requested  Madsen to  furnish  it with a  letter addressed to the Securities and Exchange Commission  stating  whether it agrees with  the  statements  made  above  by the  Registrant.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

         (b)  Effective on October 25, 2005 the Registrant has engaged Jimmy C. H. Cheung & Co. as the new principal accountants to audit its financial statements.  The decision to engage Jimmy C.H. Cheung & Co. was approved by the Registrant's Board of Directors. Jimmy C.H. Cheung & Co. is registered with the Public Company Accounting Oversight Board.

Item 9.01.  Financial Statements and Exhibits

16.1. Letter of Madsen & Associates CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 25, 2005

ANDEAN DEVELOPMENT CORPORATION

By: /s/ Kang Yi Hua

     Kang Yi Hua

   Chief Executive Officer